As filed with the Securities and Exchange Commission on August 14, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	The Spectranetics Corporation	84-0997049
(State or other jurisdiction	96 Talamine Court	(I.R.S. employer
of incorporation or organization)	Colorado Springs, Colorado 80907	identification number)
(719) 633-8333
(Address of principal executive offices)

THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN
(Full title of the plan)

John G. Schulte
President and CEO
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Kimberly L. Wilkinson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0600
CALCULATION OF REGISTRATION FEE

Title of
securities	Amount	Proposed maximum	Proposed maximum	Amount of
to be	to be	offering price per	aggregate offering	registration
registered	registered (1)	share (2)	price (2)	fee
Common Stock, par value $0.001 per share	503,851 shares	$14.50	$7,305,839.50	$224.29

(1)	This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the Award Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 8, 2007.

PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Latham & Watkins LLP
Third Amendment to 2006 Incentive Award Plan
Form of Stock Option Grant Notice and Stock Option Agreement
Consent of Ehrhardt Keefe Steiner & Hottman PC
Consent of KPMG LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The Award Plan provides for a plan limit of (i) 700,000 shares of Common Stock, 350,000 of which were registered on a Registration Statement on Form S-8 on January 16, 2007 (No. 333-140022), plus (ii) 125,810 shares of Common Stock that were available for the grant of awards under the 1997 Plan on the effective date of the Award Plan (the “1997 Plan Shares”), plus (iii) that number of shares of Common Stock subject to outstanding awards under the 1997 Plan that terminate, expire, lapse for any reason or are settled in cash, which as of August 9, 2007, was 28,041 shares. The Spectranetics Corporation, a Delaware corporation (the “Company” or the “Registrant”), registered an aggregate of 6,000,000 shares of its Common Stock, which included the 1997 Plan Shares, for issuance from time to time under the 1997 Plan pursuant to two Registration Statements on Form S-8 filed with the Commission on June 17, 1998 (Registration No. 333-57015) and November 22, 2000 (Registration No. 333-50464). The 1997 Plan has been terminated, provided that any outstanding awards under the 1997 Plan will remain outstanding and in full force and effect in accordance with the 1997 Plan. The 1997 Plan Shares have been rolled into the Award Plan. By this Registration Statement and a post-effective amendment amending the prior registration statements, the 1997 Plan Shares are now reserved for issuance under the Award Plan. Under this Registration Statement, the Company is registering an additional 503,851 shares of its Common Stock, bringing the total number of shares registered for issuance under the Award Plan to 853,851 shares.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements, each as amended by the post-effective amendment, as well as Registration Statement No. 333-140022, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8. Exhibits
The following documents are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

10.1	The Second Amendment to The Spectranetics Corporation 2006 Incentive Award Plan (incorporated by reference to an exhibit previously filed by the Company with its Current Report on Form 8-K filed on June 22, 2007)

10.2	The Third Amendment to The Spectranetics Corporation 2006 Incentive Award Plan

10.3	Form of Stock Option Grant Notice and Stock Option Agreement for Independent Directors

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

23.3	Consent of KPMG LLP, the Company’s former independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, state of Colorado, on this 14th day of August 2007.

THE SPECTRANETICS CORPORATION
By:	/s/ John G. Schulte
John G. Schulte
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints John G. Schulte and Guy Childs, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and either one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John G. Schulte John G. Schulte	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2007

/s/ Guy A. Childs Guy A. Childs	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2007

Signature	Title	Date

/s/ Emile J. Geisenheimer Emile J. Geisenheimer	Chairman of the Board and Director	August 14, 2007

/s/ David G. Blackburn David G. Blackburn	Director	August 14, 2007

/s/ R. John Fletcher R. John Fletcher	Director	August 14, 2007

/s/ Joseph M. Ruggio, M.D. Joseph M. Ruggio, M.D.	Director	August 14, 2007

/s/ Martin T. Hart Martin T. Hart	Director	August 14, 2007

/s/ Craig M. Walker, M.D. Craig M. Walker, M.D.	Director	August 14, 2007

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

10.1	The Second Amendment to The Spectranetics Corporation 2006 Incentive Award Plan (incorporated by reference to an exhibit previously filed by the Company with its Current Report on Form 8-K filed on June 22, 2007)

10.2	The Third Amendment to The Spectranetics Corporation 2006 Incentive Award Plan

10.3	Form of Stock Option Grant Notice and Stock Option Agreement for Independent Directors

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

23.3	Consent of KPMG LLP, the Company’s former independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)